UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Commission File No:  000-22785

                        AMERICAN CAREER CENTERS, INC.
                      ____________________________________
              (Exact name of issuer as specified in its charter)


                NEVADA                               87-0636498
    (State or other jurisdiction       (I.R.S. Employer Identification No.)
          of incorporation)


                 2505 Rancho Bel Air, Las Vegas, Nevada 89107
             (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (702) 878-3397
                         _____________________________

                         Business Advisory Agreements
                           (Full Title of the Plan)

                         _____________________________

                               Mary Ann Dickens
                           Nevada Business Services
                             675 Fairview Dr. #246
                             Carson City, NV 89701
                     ______________________________________
                     (Name and Address of agent for service)


                               (775) 882-1390
       (Telephone number, including area code, of agent for service)


                        With copies sent to:
                        Kenneth S. August, Esq.
                        Feldhake, August & Roquemore LLP
                        19900 MacArthur Blvd., Suite 850
                        Irvine, California  92612


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                         CALCULATION OF REGISTRATION FEE                      |
-------------------------------------------------------------------------------
                  |                |  Proposed   |  Proposed   |              |
Title of          |                |  maximum    |  maximum    |              |
each class        |   Amount       |  offering   |  aggregate  | Amount of    |
of securities     |   to be        |  price per  |  offering   | registration |
to be registered  | registered (1) |  share(2)   |  price (2)  | fee          |
------------------|----------------|-------------|-------------|--------------|
Common Stock,     |   4,400,000    |  $0.12      |  $528,000   | $132.00      |
$0.001 par value  |                |             |             |              |
------------------|----------------|-------------|-------------|--------------|

1 The shares of the Company's Common Stock being registered are comprised of the following: eight hundred thousand (800,000) shares granted under the Business Advisory Agreement with James Hines; one million (1,000,000) shares granted under the Business Advisory Agreement with Joe Kaufman; eight hundred thousand (800,000) shares granted under the Business Advisory Agreement with John King; eight hundred thousand (800,000) shares granted under the Business Advisory Agreement with Gregory Pitner; and one million (1,000,000) shares granted under the Business Advisory Agreement with Thomas Prestley.

2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (as amended), on the basis of $0.12 per share, the average of the high and low prices of the Common Stock shares as reported on the Over-The-Counter Electronic Bulletin Board for January 2, 2002.

PART I

Not applicable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by American Career Centers, Inc. (the "Company") with the Commission (File No. 000-22785) are incorporated in and made part of this registration statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

(1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on May 25, 2001;

(2) the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2001, filed on June 26, 2001;

(3) the Company's Quarterly Report on Form 10-QSB/A for the period ended June 30, 2001, filed on August 21, 2001; and

(4) the Company's Quarterly Report on Form 10-QSB/A for the period ended September 30, 2001, filed on January 2, 2002.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing such documents.

For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director of Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

The shares were acquired for services in private transactions not constituting a public offering. The state exemptions relied upon in connection with the shares issued under the Services Agreements are Section 1707.03(O) of the Ohio Revised Code and Section 25102(f) of the California Corporations Code.

ITEM 8.  EXHIBITS

Exhibit No.     Description

5.1 Opinion of Feldhake, August and Roquemore LLP, dated January 7, 2002, as to Legality of Shares Offered.

10.3 Business Advisory Agreement dated November 30, 2001 between American Career Centers, Inc. and James Hines.

10.4 Business Advisory Agreement dated November 30, 2001 between American Career Centers, Inc. and Joe Kaufman.

10.5 Business Advisory Agreement dated November 30, 2001 between American Career Centers, Inc. and John King.

10.6 Business Advisory Agreement dated November 30, 2001 between American Career Centers, Inc. and Gregory Pitner.

10.7 Business Advisory Agreement dated November 30, 2001 between American Career Centers, Inc. and Thomas Prestley.

23.1 Consent of Feldhake, August and Roquemore LLP, dated January 7, 2002 or use of legality opinion.

24.1    Power of Attorney - located on signature page to this document.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on January 7, 2002.

(Registrant)  American Career Centers, Inc.


By: /s/ Thomas Krucker
        --------------
        Thomas Krucker
        President


By: /s/ Thomas Krucker
        --------------
        Thomas Krucker
        Principal Financial Officer
        Principal Accounting Officer


Date:   January 7, 2002


In accordance with the Exchange Act, this report has been signed by the following persons on behalf of the Registrant, in the capacities and on the dates indicated.

Signature                  Title                      Date
--------------             ----------------           ----------------

/s/ Ronald Mears           Director                   January 7, 2002
    ----------------
    Ronald Mears


/s/ Thomas Krucker         Director                   January 7, 2002
    ----------------
    Thomas Krucker


Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Thomas Krucker, President, with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, and in any and all capacities (until revoked in writing) to sign any and all capacities (including post-effective amendments and amendments thereto) this Registration Statement on Form S-8 of American Career Centers, Inc. and to file same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the indicated persons in the capacities and on the dates indicated.


/s/ Thomas Krucker
    ----------------
    Thomas Krucker
    President, Secretary, Treasurer and Director


/s/ Ronald Mears
    ----------------
    Ronald Mears
    Director